Exhibit 99.3

NIELSEN FINANCE LLC

NIELSEN FINANCE CO.

Offers to Exchange

$650,000,000 aggregate principal amount of our 10% Senior Notes due 2014 and the guarantees thereof, €150,000,000 aggregate principal amount of our 9% Senior Notes due 2014 and the guarantees thereof, and $1,070,000,000 aggregate principal amount at maturity of our 12 1/2% Senior Subordinated Discount Notes due 2016 and the guarantees thereof, all of which have been registered under the Securities Act of 1933, for any and all of our 10% Senior Notes due 2014 and the guarantees thereof, our 9% Senior Notes due 2014 and the guarantees thereof, and our 12 1/2% Senior Subordinated Discount Notes due 2016 and the guarantees thereof, respectively, pursuant to the prospectus dated July         , 2007

To Our Clients:

Enclosed for your consideration is a Prospectus, dated July         , 2007 (as the same may be amended, supplemented or modified from time to time, the “Prospectus”), relating to the offers (each such exchange offer, individually, an “Exchange Offer” and, collectively, the “Exchange Offers”) of Nielsen Finance LLC and Nielsen Finance Co. (the “Companies”) to exchange $650,000,000 aggregate principal amount of our 10% senior notes due 2014 and the guarantees thereof, €150,000,000 aggregate principal amount of our 9% senior notes due 2014 and the guarantees thereof, and $1,070,000,000 aggregate principal amount at maturity of our 12 1/2% senior subordinated discount notes due 2016 and the guarantees thereof, (the “New Notes”), which have been registered under the Securities Act of 1933, as amended, for any and all outstanding unregistered 10% senior notes due 2014 and the guarantees thereof, 9% senior notes due 2014 and the guarantees thereof, and 12 1/2% senior subordinated discount notes due 2016 and the guarantees thereof (the “Old Notes”) issued on August 9, 2006, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain obligations of the Companies contained in the Registration Rights Agreements, dated August 9, 2006, relating to the Old Notes, by and among the Companies and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the applicable Exchange Offer. Each Exchange Offer for dollar-denominated notes will expire at 5:00 P.M., New York City time, on August         , 2007, unless extended by the Company, and the Exchange Offer for euro-denominated notes will expire at 5:00 P.M., London time, on August         , 2007, unless extended by the Company (such time and date as to each Exchange Offer, as the same may be extended, an “Expiration Date”). Any Old Notes tendered pursuant to the applicable Exchange Offer may be withdrawn at any time before the applicable Expiration Date.

Your attention is directed to the following:

1.	Each Exchange Offer is for any and all Old Notes of the relevant series.

2.	Each Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus.

4.	Each Exchange Offer expires at 5:00 P.M., New York City time, on August , 2007, for all dollar-denominated old notes and 5:00 P.M., London time, on August , 2007, for all euro-denominated old notes unless extended by the Company.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by Nielsen Finance LLC and Nielsen Finance Co. with respect to their Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

The aggregate principal amount of Old Notes held by you for the account of the undersigned is (fill in amounts, as applicable):

$             10% Senior Notes due 2014

€             9% Senior Notes due 2014

$             12 1/2% Senior Subordinated Discount Notes due 2016

With respect to the Exchange Offers, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)).

☐	NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the New Notes acquired pursuant to the applicable Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any such other person is participating in, intends to participate in or has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of Old Notes or New Notes, (iii) neither the undersigned nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company, and (iv) neither the undersigned nor any such other person is acting on behalf of any person who could not truthfully make the foregoing representations and warranties. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus meeting the requirements of the Securities Act, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Dated:                                              , 2007

Signature(s):

Print name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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